SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 8, 2007

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.04.	Triggering Events That Accelerate or Increase a Direct FinancialObligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 8, 2007, Laurus Master Fund Ltd. (“Laurus”), the holder of the Company’s $25,000,000 in principal amount of Senior Secured Debt and also the holder of $1,000,000 in principal amount of Senior Subordinated Secured Debt, sent the Company a Notice of Default and Acceleration accelerating the obligations due to Laurus under the Secured Term Note issued as of June 30, 2006 and the Senior Subordinated Secured Term Note issued as of December 22, 2006.

The Company also has outstanding an additional $3,000,000 in principal amount of Senior Subordinated Secured Debt issued as of December 22, 2006 and $11,038,710 in principal amount of Subordinated Debt of which $4,838,710 was issued as of May 9, 2006, $5,200,000 as of July 11, 2006, and $1,000,000 of Subordinated Debt issued April 23, 2004, all of which indebtedness may be accelerated as a result of the Notice of Default and Acceleration from Laurus.

The Company does not have sufficient funds to pay the amounts accelerated and unless prompt arrangements can be made with Laurus or other sources of funds, Laurus has the right to foreclose upon all of the assets of the Company. The Company is currently in discussion with Laurus with respect to the obligations accelerated by Laurus but no assurance can be given as to the outcome of such discussions.

Item 9.01.	Financial Statements and Exhibits

        (d)  Notice of Default and Acceleration from Laurus Master Fund, Ltd. dated March 8, 2007.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 13, 2007

TRUEYOU.COM INC.
By: /s/ Matthew Burris
Name: Matthew Burris
Title: Chief Financial Officer